Exhibit 23.1

CONSENT OF KPMG LLP

Independent Auditor’s Consent

To The Board of Directors

CenterState Banks of Florida, Inc.:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

KPMG LLP

Orlando, Florida

March 31, 2004